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                                                                     Exhibit 1.1

                              FASHIONMALL.COM, INC.

                               3,000,000 SHARES(1)

                                  COMMON STOCK

                          FORM OF UNDERWRITING AGREEMENT

                                                                  March __, 1999

Gruntal & Co., L.L.C.
____________________,
as Representatives of the Underwriters Named in Schedule I hereto
c/o Gruntal & Co., L.L.C.
One Liberty Plaza
New York, New York 10006

Ladies and Gentlemen:

     fashionmall.com, Inc., a Delaware corporation (herein called the "COMPANY"), proposes to issue and sell 3,000,000 of its authorized but unissued shares of common stock, par value [$0.01] per share (herein called the "COMMON STOCK") (said 3,000,000 shares of Common Stock being herein called the "UNDERWRITTEN Shares"). Upon your request, as provided in Section 3(c) of this Agreement, the Company shall also issue and sell to you up to an additional 450,000 shares of Common Stock for the purpose of covering over-allotments, if any (herein called the "OPTION SHARES" and together with the Underwritten Shares, the "SHARES"). The Company also proposes to issue and sell to Gruntal & Co., L.L.C. warrants (the "WARRANTS") pursuant to the Warrant Agreement (the "WARRANT AGREEMENT") for the purchase of an additional 600,000 shares of Common Stock (the "WARRANT Shares"). The shares of Common Stock are more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company hereby confirms the agreements made with respect to the purchase of the Underwritten Shares by the several underwriters named in
Schedule I hereto (herein collectively called the "UNDERWRITERS," which term shall also include any underwriter purchasing Underwritten Shares pursuant to
Section 3(b) hereof), for whom you are acting as representatives. You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

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(1) Plus an option to purchase from the Company up to 450,000 additional shares of Common Stock to cover over-allotments.

     1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the "COMMISSION") a registration statement on Form SB-2 (No. 333-____), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "SECURITIES ACT"), of the Underwritten Shares. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus heretofore filed by the Company with the Commission have been delivered to you.

     The term "REGISTRATION STATEMENT" as used in this Agreement shall mean the registration statement, including all exhibits and financial statements, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Underwritten Shares (herein called a "RULE 462(B) REGISTRATION STATEMENT"), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "EFFECTIVE DATE"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) Registration Statement). The term "PROSPECTUS" as used in this Agreement shall mean the prospectus relating to the Underwritten Shares as first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such Registration Statement prior to the Effective Date.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          (a) The Company hereby represents and warrants as follows:

          (i) Each of the Company and its subsidiary, Outletmall.com, Inc. (herein called the "SUBSIDIARY") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse change or effect on the business, properties, condition (financial or other) or results of operations of the Company and


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     the Subsidiary (taken as a whole) as presently conducted or as proposed to be conducted in the Registration Statement and the Prospectus (a "MATERIAL ADVERSE CHANGE" or a "MATERIAL ADVERSE EFFECT").

          (ii) The execution and delivery of this Agreement, the Warrant Agreement and the Warrants have been duly authorized by all necessary corporate action of the Company. This Agreement, the Warrant Agreement and the Warrants have been duly executed and delivered by the Company, and constitute legal, valid and binding obligations enforceable against the Company in accordance with their respective terms.

          (iii) Other than the Subsidiary, the Company does not have any "significant subsidiaries" (as such term is defined in Regulation S-X under the Securities Act). Except for the Subsidiary, the Company does not own any shares of capital stock or any other equity securities of any corporation nor does the Company have any equity interest in any firm, partnership, association or other entity.

          (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Change, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor the Subsidiary has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

          (v) The conditions for use of a registration statement on Form SB-2 set forth in the General Instructions to Form SB-2 have been satisfied with respect to the Company, the transactions contemplated herein and in the Registration Statement. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Shares are to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus did not and on the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iv) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.


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          (vi) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), if any, or such additional steps as may be necessary to qualify the Underwritten Shares for public offering by the Underwriters under state securities or "blue sky" laws) has been obtained or made and is in full force and effect, except where the failure to obtain such approval, consent, order, authorization, designation, declaration or filing would not have a Material Adverse Effect.

          (vii) Neither the Commission nor the blue sky or securities authority of any jurisdiction in which the Underwritten Shares has been offered or in which the Underwritten Shares is intended to be offered by the Underwriters, to the Company's knowledge after due inquiry, has issued an order (a "STOP ORDER") suspending the effectiveness of, or preventing or suspending the use of, the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or suspending the registration or qualification of the Shares, nor has any of such authorities instituted or, to the Company's knowledge after due inquiry, threatened to institute any proceedings with respect to a Stop Order.

          (viii) The Shares, the Warrants and the Warrant Shares have been duly and validly authorized. The Shares and the Warrants, when issued and sold to, and delivered to and paid for by, the Underwriters as provided herein, and the Warrant Shares, when issued and sold to, and delivered to and paid for by, the holders of the Warrants as provided therein, will be duly and validly issued, fully paid and nonassessable and conforms in all material respects to the description thereof in the Prospectus under the caption "Description of Securities," and to all applicable requirements of the Company's Certificate of Incorporation, the Company's by-laws and the laws of the State of Delaware. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein.

          (ix) The Company has good and marketable title to or valid and enforceable leasehold estates in all items of real property and good and marketable title to all other properties and assets that the Prospectus indicates are owned or leased by it, free and clear of all liens, claims, security interests, pledges, charges, encumbrances, mortgages or other defects or restrictions of any kind whatsoever, (A) with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and building by the Company, or (B) except as described in the Prospectus.

          (x) The Company owns or has the right to use all patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names, copyrights and other


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     intellectual property described or referred to in the Registration
     Statement and the Prospectus as owned or used by it or which are necessary for the conduct of its business as now conducted and as described in the Registration Statement and the Prospectus. All such patents, patent rights, licenses, trademarks, service marks and copyrights are (i) valid and enforceable and (ii) to the Company's knowledge, not being infringed by any third parties which infringement would have a Material Adverse Effect. The Company has no knowledge of, nor has it received any notice of the Company's infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names, copyrights or other intellectual property which is, or is reasonably likely to be, the subject of an unfavorable decision, ruling or finding that could have a Material Adverse Effect.

          (xi) The Company possesses all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (xii) The authorized, issued and outstanding capitalization of the Company as of ______, 1999 was, and upon consummation of the transactions contemplated hereby and in the Prospectus will be, as set forth in the Prospectus under the caption "Capitalization." The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase such securities. Except as disclosed in the Prospectus, there are no outstanding (x) securities or obligations of the Company convertible into or exchangeable for any shares of capital stock of the Company, (y) options, warrants or other rights to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, and (z) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such option, warrant or right. To the best knowledge of the Company, no such option, warrant or other right has been granted to any person, the exercise of which would cause such person to own beneficially or of record more than five percent of the shares of Common Stock outstanding immediately after the offering other than as described in the Prospectus. No person or entity holds a right, that has not been waived in writing, to require the registration of shares of capital stock of the Company pursuant to the Registration Statement, and except as set forth in the Prospectus, no person holds a right to require registration under the Securities Act of shares of capital stock of the Company at any other time.


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          (xiii) _____________________, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, are independent certified public accountants as required by the Securities Act and the rules and regulations thereunder.

          (xiv) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement and the Prospectus, present fairly the financial position, results of operations and cash flows of the Company at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein), and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and other data included in the Registration Statement present fairly the information shown therein and have been complied on a basis consistent with the financial statements presented therein.

          (xv) The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes are reliable and accurate.

          (xvi) The software and hardware operated by the Company and the Subsidiary are capable of providing uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software and hardware records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof, except as would not have a Material Adverse Effect.

          (xvii) The Company has filed all federal, state and local tax returns that are required to be filed or has requested extension thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it, to the extent any of the foregoing are due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

          (xviii) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. The Company has not been refused insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (xix) Upon the consummation of the sale of the Underwritten Shares pursuant hereto, the shares of Common Stock will be authorized for trading on the


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     National Market of The Nasdaq Stock Market, Inc. ("NASDAQ") upon official notice of issuance.

          (xx) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"). No "reportable event" (as defined in ERISA) has occurred with respect to any pension plan (as defined in ERISA) for which the Company would have any liability. The Company has not incurred and does not expect to incur liability under (x) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (y) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (herein called the "CODE"). Each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (xxi) No labor dispute exists with respect to the Company's employees or is threatened or imminent that would have a Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers that would have a Material Adverse Effect.

          (xxii) The Company is not in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company has received all permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits. licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, have a Materials Adverse Effect.

          (xxiii) The Company confirms as of the date hereof that it is in compliance with all provisions of Chapter 92-198 of the laws of Florida, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if, until October 1, 2000, it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide notice of such business or change, as appropriate, in a form and to such entities as may be required by applicable law.


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          (xxiv) The Company is familiar with the Investment Company Act of
     1940, as amended, and the rules and regulations thereunder (herein called the "INVESTMENT COMPANY ACT"), and is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

          (xxv) The Company intends to apply the net proceeds from its sale of the Underwritten Shares as set forth in the Prospectus under the caption "Use of Proceeds."

          (xxvi) There are no legal or governmental proceedings pending to which the Company or the Subsidiary is a party or to which any property or assets of the Company or the Subsidiary are subject that (x) are required to be described in the Registration Statement or the Prospectus and are not described therein, or (y) are reasonably likely to, if determined adversely to the Company or the Subsidiary, have a Material Adverse Effect, and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (xxvii) There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations of the Commission thereunder which have not been as described in the Prospectus or filed as exhibits to the Registration Statement.

          (xxviii) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus by the Securities Act or by the rules and regulations of the Commission thereunder which is not so described.

          (xxix) To the best knowledge of the Company, no officer or director of the Company has any affiliation or association with the NASD or any member thereof.

          (xxx) Neither the Company nor the Subsidiary, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiary, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.


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          (xxxi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxxii) Neither the Company, nor any of its affiliates, nor any person acting on behalf of any of them has, directly or indirectly, (x) taken any action designed to cause or to result in, or that has constituted or which may reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Underwritten Shares, or (y) since the initial filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (xxxiii) The Company is not in breach or violation of, default under, or conflict with any term or provision of its Certificate of Incorporation, by-laws or other governing documents or of any applicable franchise, license, permit, judgment, decree, order, statute, rule or regulation, foreign or domestic, the consequences of which breach, violation, default or conflict could have a Material Adverse Effect. No default exists, and no event has occurred which, with notice, the passage of time or both, would constitute a default in the due performance and observance of any material term, covenant or condition of any indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement or instrument to which the Company or the Subsidiary is a party, or the Company's Certificate of Incorporation, by-laws or any order, rule or regulation applicable to the Company or the Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or the Subsidiary.

          (b) Each of Benjamin Narasin and Richard A. Eisner & Co. LLC (collectively, the "Founders") hereby represents and warrants that such Founder has reviewed the Registration Statement and Prospectus and, although such Founder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Founder that would lead such Founder to believe that on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus contained, and on the Closing Date and any later date on which Option Shares are to be purchased contains, any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The representations and warranties in Sections 2(a) and 2(b) shall be deemed to be repeated on each Closing Date, and all references therein to the Shares shall be deemed to refer to the Underwritten Shares or the Option Shares, as applicable.

    3. PURCHASE OF THE UNDERWRITTEN SHARES BY THE UNDERWRITERS.

          (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Shares to the several Underwriters, and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Underwritten Shares set forth opposite its name in Schedule I. The price at which such shares of Underwritten Shares shall be sold by the Company and purchased by the several Underwriters shall be $[6.51] per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Shares specified in Schedule I.

          (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or Section 9 hereof) to purchase and pay for the number of shares of the Underwritten Shares agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right, within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Underwritten Shares which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Underwritten Shares which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; PROVIDED, HOWEVER, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Underwritten Shares exceeds 10% of the total number of shares of the Underwritten Shares which all Underwriters agreed to purchase hereunder. If the total number of shares of the Underwritten Shares which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers reasonably satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said
Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Underwritten Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, the Option Shares, at the same price per share as the Underwriters shall pay for the Underwritten Shares. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option. Delivery of certificates for the Option Shares, and payment therefor, shall be made as provided in Section 5 hereof. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Shares, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

          (d) On the Closing Date, the Company shall issue and sell to Gruntal & Co., L.L.C. Warrants at a purchase price of $0.001 per warrant, which Warrants shall entitle the holder thereof to purchase an aggregate of 300,000 shares of Common Stock. The Warrants shall be exercisable for a period of four years, commencing one year from the Effective Date, at an initial price of 120% of the initial public offering price of the Underwritten Shares. The Warrants and the Warrant Agreement shall be substantially in the form filed as Exhibit __ to the Registration Statement. Payment for the Warrants shall be made on the Closing Date.

     4. OFFERING BY UNDERWRITERS.

          (a) The terms of the public offering by the Underwriters of the Underwritten Shares to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price of the Underwritten

Shares sold by them after the closing of the public offering and increase or decrease the concessions and discounts to dealers as they may determine.

          (b) The Company hereby acknowledges that the information set forth in the last paragraph on the front cover page, the list of Underwriters and the information set forth in the [identify specific paragraphs] paragraphs under the caption "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus, and you, on behalf of the respective Underwriters, represent and warrant to the Company that the statements made therein are correct.

     5. DELIVERY OF AND PAYMENT FOR THE UNDERWRITTEN SHARES.

          (a) Delivery of certificates for the Underwritten Shares and the Option Shares (if the option granted by Section 3(c) hereof shall have been exercised not later than 10:00 A.M., New York time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, at 10:00 a.m., New York time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the "CLOSING DATE."

          (b) If the option granted by Section 3(c) hereof shall be exercised after 10:00 a.m., New York time, on the date two business days preceding the Closing Date, delivery of certificates for the Option Shares, and payment therefor, shall be made at the office of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, at 10:00 a.m., New York time, on the third business day after the exercise of such option.

          (c) Payment for the Underwritten Shares and the Option Shares purchased from the Company shall be made to the Company or its order by wire transfer of same day funds. Such payment shall be made upon delivery of certificates for the Underwritten Shares or the Option Shares, as the case may be, to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Underwritten Shares or the Option Shares, as the case may be, to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Shares, and at least one business day prior to the purchase thereof, in the case of the Option Shares. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005 on the business day prior to the Closing Date or, in the case of the Option Shares, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose purchase price shall not have been received by you on the Closing Date or any later date on which Option Shares are purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

          (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A, if any, and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

          (b) The Company will promptly notify each Underwriter in the event of
(i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any Stop Order, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of a Stop Order and, if such Stop Order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

          (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

          (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Underwritten Shares, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Underwritten Shares by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Underwritten Shares may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Underwritten Shares in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

          (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

          (f) The Company will cooperate, when and as requested by you, in the qualification of the Underwritten Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Underwritten Shares.

          (g) During a period of three years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to shareholders of the Company and of all information, documents and reports filed with the Commission.

          (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

          (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph
(c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this
Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees.

          (j) The Company agrees that Cadwalader, Wickersham & Taft, counsel to the Underwriters (herein called "CADWALADER"), shall act as counsel in qualifying the Underwritten Shares under state securities or blue sky laws and in the review of the offering by the NASD. The Company agrees to reimburse you (in an amount not to exceed $10,000), for the account of the several Underwriters, for blue sky fees and related disbursements (including Cadwalader's fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or Cadwalader in qualifying the Underwritten Shares under state securities or blue sky laws and in the review of the offering by the NASD.

          (k) The Company hereby agrees that, without the prior written consent of Gruntal & Co., L.L.C. on behalf of the Underwriters, the Company will not, for a period of one year from the effective date of the Registration Statement, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire shares of Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply, in the case of the Company to (A) the Underwritten Shares to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (the "Option Plans") or pursuant to the exercise of warrants, each as described in footnote (__) to the table under the caption "Capitalization" in the Preliminary Prospectus, and (C) options to purchase shares of Common Stock granted under the Option Plans.

          (l) The Company will conduct its affairs in such a manner to ensure that the Company will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

          (m) For a period of three years after the Effective Date, Gruntal & Co., L.L.C. shall have the right to designate one person (the "OBSERVER"), who shall be entitled to attend and observe (whether in person or by telephone) all meetings of the Board of Directors of the Company and to receive all notices and other communications and correspondence sent by the Company to the members of its Board of Directors. The Company further agrees to reimburse the Observer for all out-of pocket expenses incurred by the Observer in connection with his or her attendance of meetings of the Company's Board of Directors.

     7. INDEMNIFICATION AND CONTRIBUTION.

          (a) Subject to the provisions of paragraph (f) of this Section 7, the Company agrees to indemnify and hold harmless each Underwriter and each person (including each member, partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities (including amounts paid in settlement of any claim or litigation), joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought or threatened against, the respective indemnified parties, in each case arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in
(A) the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) Registration Statement) or any post-effective amendment thereto (including any Rule 462(b) Registration Statement), (B) any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or
(C) any application or other document or communication (for purposes of this Section 7, collectively referred to as an "APPLICATION") executed by, or on behalf of, the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the blue sky or securities laws thereof or filed with Nasdaq, or in each such case, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that (1) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Underwritten Shares which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Underwritten Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph
(c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Underwritten Shares or the Option Shares, as the case may be.

          (b) Provided a statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of an indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto (as such information is described in Section 4(b) of this Agreement), each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to the power of attorney contained in the [Custody] Agreement, each of its directors, each other Underwriter and each person (including each member, partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) (ii) the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or (iii) any Application, or in each such case, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Underwritten Shares.

          (c) Each party indemnified under the provision of paragraphs (a) and
(b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the "NOTICE") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the "NOTICE OF DEFENSE") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; PROVIDED, HOWEVER, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding. The Company agrees to promptly notify the Underwriters of the commencementof any litigation or proceedings against the Company or any of its officers, directors or affiliates in connection with the sale of the Underwritten Shares, the Registration Statement, any Preliminary Prospectus or the Prospectus, or any Application.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Underwritten Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Underwritten Shares received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus and the footnotes thereto, bear to the aggregate public offering price of the Underwritten Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph
(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Underwritten Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

          (e) No indemnifying party will, without the prior written consent of each indemnified party affected thereby, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any person who controls such indemnified party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

     8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the shares of Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in major hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Underwritten Shares impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange or Nasdaq, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any United States federal, state or local government or agency, as applicable, in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; PROVIDED, HOWEVER, that in the event of any such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Underwritten Shares shall be subject to the performance by the Company of all obligations to be performed by it hereunder at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, and to the following further conditions:

          (a) Notification that the Registration Statement has become effective shall be received by you not later than 3:30 P.M. EST on the day following the date of this Agreement or at such later date and time as shall be consented to in writing by you; and no Stop Order shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

          (b) The legality and sufficiency of the sale of the Underwritten Shares or the Option Shares, as the case may be, hereunder and the validity and form of the certificates representing the Underwritten Shares and the Option Shares, as the case may be, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Cadwalader.

          (c) You shall have received from Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel for the Company (herein called "SQUADRON"), an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A, and if Option Shares are purchased, (i) an additional opinion from Squadron addressed to the Underwriters and dated the Closing Date or the applicable later date, covering the matters set forth in Annex A, and, if applicable, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

          (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor the Subsidiary has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein,
(iv) neither the Company nor the Subsidiary has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of the Subsidiary is a party or of which property of the Company or the Subsidiary is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required,
(vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Underwritten Shares, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

          (e) You shall have received on the Closing Date and on any later date on which Option Shares are purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

          (f) The Company shall have executed and delivered to you (i) the Warrant Agreement, substantially in the form filed as Exhibit __ to the Registration Statement, and (ii)the Warrants in such denominations and to such designees as shall have been provided to the Company.

          (g) You shall have received from ___________________ a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Shares are purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the "ORIGINAL LETTER"), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Shares are purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business, properties condition (financial or other) or results of operation of the Company or the Subsidiary which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Underwritten Shares or the purchase of the Option Shares as contemplated by the Prospectus.

          (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

          (i) The Underwritten Shares to be issued and sold by the Company shall have been duly authorized for trading on Nasdaq upon consummation of the sale of the Underwritten Shares and upon official notice of issuance.

          (j) On or prior to the Closing Date, you shall have received from all directors, officers and beneficial holders of more than 5% of the outstanding shares of Common Stock (after giving effect to the issuance and sale of the Underwritten Shares) agreements, in form reasonably satisfactory to Gruntal & Co., L.L.C., stating that, subject to certain limited exceptions set forth therein, without the prior written consent of Gruntal & Co., L.L.C. on behalf of the Underwriters, such person or entity will not, for a period of one year from the Effective Date, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire shares of Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise.

          All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Cadwalader, counsel for the Underwriters, shall be satisfied in its reasonable judgment that they comply in form and scope.

          In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; PROVIDED, HOWEVER, that (i) in the event of such termination, the Company agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein or to comply with any provision hereof, other than by reason of a default by any of the Underwriters or by reason of the occurrence of an event set forth in clause (viii) of Section 9(d) hereof, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

          10. CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the Underwritten Shares and the Option Shares, as the case may be, shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no Stop Order shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

          In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; PROVIDED, HOWEVER, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and
(j) of Section 6 hereof.

          11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; PROVIDED, HOWEVER, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

          12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) entitled to indemnification or contribution under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Underwritten Shares from any of the several Underwriters.

          13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Gruntal & Co., L.L.C., One Liberty Plaza, New York, New York 10006, Attention: Leo T. Abbe (tel.: 212-820-8302; fax:
212-820-8335); if to the Company, shall be mailed, telegraphed, sent by facsimile, or delivered to it at fashionmall.com, Inc., 575

Madison Avenue, New York, New York 10022 (fax no. (212) ___-____),
Attention: President. All notices given by telegraph shall be promptly confirmed by letter.

          14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect as to the parties with respect to which they have gone into effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (iii) delivery and payment for the Underwritten Shares or the Option Shares under this Agreement; PROVIDED, HOWEVER, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraph (l) of Section 6 hereof shall be of no further force or effect.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within New York State, without reference to principles of conflicts of laws.

          Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                             Very truly yours,

                                             FASHIONMALL.COM, INC.


                                             By   ______________________________
                                                  Benjamin Narasin
                                                  Chief Executive Officer


                                             By   ______________________________
                                                  [Name]
                                                  Chief Financial Officer

                                             FOUNDERS


                                             ___________________________________
                                             Benjamin Narasin

                                             Richard A. Eisner & Co. LLC


                                             By   ______________________________
                                                  Name:
                                                  Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

GRUNTAL & CO., L.L.C.


____________________________,
  By Gruntal & Co., L.L.C.

  By ___________________________
     Name:
     Title:

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS

                                                              NUMBER OF
                                                    SHARES OF COMMON STOCK TO BE
UNDERWRITERS                                                  PURCHASED

Gruntal & Co., L.L.C................................

                  Total.............................         3,000,000
                                                             =========

                                     ANNEX A

             OPINION OF SQUADRON, ELLENOFF, PLESENT & SHEINFELD, LLP